Exhibit 99.3
                                                                    ------------

                                                                  EXECUTION COPY

PROMISSORY NOTE AND SECURITY AGREEMENT

PROMISSORY NOTE
(THE "NOTE")


$36,750,000                                               New York, New York
                                                          December 28, 2005


FOR VALUE RECEIVED, the undersigned, VOLT DELTA RESOURCES, LLC. ("VoltDelta"), a Nevada Limited Liability Company, hereby unconditionally, promises to pay to Nortel Networks by wire transfer to the Nortel Account ((Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Letter of Agreement executed by Nortel, VoltDelta and other parties thereto of even date (the "Letter of Agreement")) on February 15, 2006 (the "Payment
Date"), in lawful money of the United States of America and in immediately available funds, the principal amount of thirty six million seven hundred and fifty thousand dollars ($36,750,000) (the "Principal Amount") without interest.

1. Interest Rate. From and after the occurrence and during the continuance of any Event of Default (as defined below), interest shall accrue on the Principal Amount at a per annum rate of eighteen percent (18%) and such interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months (hereinafter "Interest").

2. Events of Default. An "Event of Default" shall occur if VoltDelta defaults in the payment of the Principal Amount when and to the extent the same becomes due and payable but only if such default continues for a period of ten (10) days.

3. Security Repayment. Payment of this Note is secured by the Nortel Networks Membership Interest (the "Collateral"). Provided that by acceptance of this Note, Nortel Networks and any transferee or assignee of this Note agrees that unless and until there is an Event of Default it shall not file any financing statements to perfect its security interest in the Collateral.

4. Remedies. Upon an Event of Default: (a) all sums owing under this Note shall become immediately due and payable by VoltDelta or the guarantor of this Note; (b) Nortel Networks, or any permitted transferee or assignee of this Note (the "Holder"), shall be entitled to make any and all necessary filings, including financing statements, with the appropriate government entities to perfect its security interest in the Collateral and the Holder shall hold the Collateral until such time as VoltDelta or its guarantor pays the Holder all amounts due under this Note including any and all Interest accrued thereon; and (c) upon the Holder receiving all payments due under this Note, it shall promptly release all liens and make any necessary filings to release any and all liens with the appropriate government authorities. . Except for the provisions of the LOA at Sections 7 (Company Indemnification) and 8 (Attorneys' Fees), the remedies set out in the


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     preceding  paragraphs  (a), (b) and (c) shall be Nortel  Networks' sole and exclusive remedy under this Note and the LOA, and Nortel Networks shall not have any other rights of a secured creditor, including but not limited to the right to sell the Collateral other than in accordance with Article IV of the Members' Agreement.

5.   Transfer of this Note.

     a. Subject to the terms hereof and the delivery of the Certificates to VoltDelta, Nortel Networks may not Transfer, sell or assign this Note, except to one or more of its affiliates or a banking institution.

     b. VoltDelta shall not delegate performance of its obligations under this Note without the prior written consent of Nortel, which consent shall not be unreasonably withheld.

6.   Jurisdiction and Venue

     This Note shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles of New York State law other than Section 5-1401 of the New York General Obligations Law. The parties hereto (i) consent to submit themselves to the personal jurisdiction of any state or federal court located in the City and County of New York, State of New York with respect to any claim arising from this Note and (ii) agree that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any such action in any such state or federal court, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum.


                                            VOLT DELTA RESOURCES, LLC.


                                            By: /s/ Ronald Kochman
                                               ---------------------------------
                                               Name: Ronald Kochman
                                               Title: Vice President

The undersigned hereby unconditionally and irrevocably guarantees full and timely payment (and not merely collection) of the within Note by VOLT DELTA RESOURCES, LLC

                                            VOLT INFORMATION SCIENCES, INC.

                                            By: /s/ Ronald Kochman
                                               ---------------------------------
                                               Name: Ronald Kochman
                                               Title: Vice President